UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2018

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

 (504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 24, 2018, the Board of Directors of Smith-Midland Corporation (the “Company”) elected Ashley B. Smith as the new Chief Executive Officer of the Company, effective May 24, 2018, replacing Rodney I. Smith.

Ashley B. Smith, age 55, brings operations, sales and marketing and general management experience, including previous roles with the Company with responsibility for leadership direction and oversight of the several companies in the family of Smith-Midland companies. Mr. Smith has served as President of the Company since 2008 and as a member of the Board of Directors of the Company since 1994. He was Vice President of the Company from 1990 to 2008. Mr. Smith holds a Bachelor of Science degree in Business Administration from Bridgewater College. Ashley B. Smith is the son of Rodney I. Smith.

At the present time, the Company has not entered into any employment agreement or special bonus or stock compensation arrangements with Ashley B. Smith, although it likely will do so in the near future. In addition, there are no transactions between Mr. Smith and the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In December 2017, the Board of Directors voted for Ashley Smith to succeed Rodney Smith in the CEO role in September of 2018. The date was moved up to May 24, 2018, so that Rodney Smith can concentrate on assisting with new product development and a personal health issue. Rodney Smith will continue as Chairman of the Board of the Company at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2018
SMITH-MIDLAND CORPORATION

By: /s/ Adam J. Krick
Adam J. Krick Chief Financial Officer